EXHIBIT 4 - FORM OF CONVERTIBLE NOTE

NEITHER THIS NOTE NOR ANY SECURITIES TO BE ISSUED UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AND CONSEQUENTLY THIS NOTE AND ANY SUCH SECURITIES MAY NOT BE TRANSFERRED IN THE ABSENCE OF EFFECTIVE REGISTRATION UNDER SAID ACT OR THE AVAILABILITY OF AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF, AND MAY BE REQUIRED TO BE HELD INDEFINITELY. THE COMPANY MAY REQUIRE, AS A CONDITION TO EFFECTING THE REGISTRATION OF TRANSFER OF THIS NOTE OR ANY SECURITIES ISSUED UPON CONVERSION HEREOF, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER DOES NOT VIOLATE SUCH REGISTRATION REQUIREMENTS. ANY SECURITIES ISSUED UPON THE CONVERSION HEREOF MAY BEAR A COMPARABLE LEGEND.


                         PIEDMONT MINING COMPANY, INC.

                                CONVERTIBLE NOTE


$                                                     Charlotte, North Carolina
 -------------------------
                                                             December ___, 1996

         FOR VALUE RECEIVED, money borrowed, PIEDMONT MINING COMPANY, INC., a North Carolina corporation (the "Company"), does hereby promise to pay to

Name:
        ------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

Taxpayer Identification Number:
                               -------------------------------------------------

or registered assigns, at the Company's principal office at 4101-G Stuart Andrew Boulevard, Charlotte, North Carolina 28217 (or such other address of its principal office as the Company may specify by notice to the registered holder hereof), the principal sum of


       ___________________________________________ DOLLARS ($__________)

together with interest on the outstanding principal amount hereof from the date hereof at the rate of 5% per annum, on June 30, 1997 (the "Maturity Date"), upon surrender of this Convertible Note (this "Note") for payment at such place for payment. If on the Maturity





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

Date the Company shall have set aside sufficient funds in trust for payment to the registered holder hereof of all of the principal of and interest on this Note accrued to the Maturity Date, then no interest shall accrue hereon after the Maturity Date unless such funds shall not be paid upon the surrender hereof for payment. The Company may also discharge its obligation to pay further interest hereon that would otherwise accrue after a specified date following the Maturity Date by setting aside in trust sufficient funds for payment to the registered holder hereof of all of the principal of and interest on this Note accrued to such specified date, and giving notice to the registered holder at least five days prior to such specified date of the availability of such funds for payment, provided that such payment is made upon surrender hereof on or after such specified date.

REGISTERED HOLDER; TRANSFER. The Company may treat the person in whose name this Note is registered as set forth above as the holder of this Note for all purposes, and shall not be affected by any notice to the contrary. No transfer of this Note shall be effective as to the Company unless and until this Note and an appropriate instrument of transfer, duly endorsed and accompanied by such further assurances as the Company may reasonably request, is surrendered to the Company for registration of transfer, whereupon the Company shall issue a new Note in the form of this Note, in the same unpaid principal amount, registered in the name of the transferee and dated as of the date to which interest has been paid (or if no interest has yet been paid, dated as of the same date as the Note surrendered for transfer). TRANSFER OF THIS NOTE IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER IMPOSED BY APPLICABLE SECURITIES LAWS AND AS SET FORTH ON THE FACE OF THIS NOTE.

PREPAYMENT. This Note may be not be prepaid by the Company prior to April 1, 1997 without the consent of the registered holder hereof. On or after April 1, 1997, the Company may prepay this Note in whole or in part by giving the registered holder hereof at least 10 days' prior notice of the date of such prepayment and the amount thereof and, on such prepayment date, setting aside in trust for such prepayment the amount of such prepayment against surrender of this Note for prepayment. If such notice has been duly given and sufficient funds for such prepayment have been set aside in trust for such prepayment on the prepayment date upon surrender of this Note for prepayment, then no interest shall accrue on the amount being prepaid from and after the prepayment date. If this Note is prepaid in part, such prepayment shall be applied first to interest and then to principal, and a new Note in the form hereof, in the remaining principal amount and dated the date to which interest has been paid, shall be issued to the registered holder hereof when this Note is surrendered for such partial prepayment.

CONVERSION PRIVILEGE. The registered holder hereof, if such registered holder is then an "accredited investor" as defined in Regulation D under the Securities Act of 1933 (an "Accredited Holder"), shall have the right to convert all or any part of the outstanding principal of this Note and interest accrued and unpaid hereon into shares of the Common Stock of the Company, at any time on or after March 31, 1997 (the "Exercisability Date") and prior to the Maturity Date, effective as of the close of business on the date this Note is duly delivered to the Company for such conversion, by delivering to the Company this Note





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

with the Notice of Conversion appended hereto appropriately dated and signed by the Accredited Holder. The number of shares of the Common Stock into which the principal of or interest on this Note may be converted shall be determined by dividing the aggregate amount of principal and interest so converted by the "Per Share Price" (defined below). Promptly after the effectiveness of such conversion, the Company shall issue to such Accredited Holder a certificate or certificates for the shares of Common Stock issued upon such conversion, which shares shall be validly issued, fully paid and nonassessable and free and clear of any liens, encumbrances or adverse claims, other than restrictions on transfer imposed by applicable securities laws. No fractional shares shall be issued upon such conversion, and in lieu of a fraction of a share, the Accredited Holder hereof shall receive cash in an amount equal to the amount of principal or interest that would otherwise have been converted into such fraction of a share. The Company shall reserve, for issuance upon the exercise of this conversion privilege, the number of shares of Common Stock issuable upon such conversion.

         The "Per Share Price" shall be $.40 per share of Common Stock.

         If during the period from the date hereof through the day next preceding the Exercisability Date the Company shall issue any shares of its Common Stock (other than pursuant to director or employee stock option plans) for cash to any purchaser who is not a director or officer of the Company or an affiliate or associate (as the terms "affiliate" and "associate" are defined in Rule 405 under the Securities Act of 1933) of such a director or officer (an "Unaffiliated Purchaser"), or shall issue any convertible debt securities to any Unaffiliated Purchaser that are convertible into shares of the Common Stock of the Company ("Convertible Securities"), and if, in conjunction with the issuance of shares of the Common Stock or Convertible Securities to an Unaffiliated Purchaser during such period, such Unaffiliated Purchaser also receives, as part of the investment unit that includes Common Stock or Convertible Securities, other securities of the Company or rights to purchase additional shares of the Common Stock or other securities, then at the request of the Accredited Holder hereof the Company shall negotiate in good faith with the Accredited Holder hereof for the sale of units comparable to those sold to Unaffiliated Purchasers and upon comparable terms to the extent of the amount of the outstanding principal of and interest on this Note, in lieu of the conversion privilege specified herein. If, in conjunction with the issuance of shares of the Common Stock or Convertible Securities to an Unaffiliated Purchaser during such period, such Unaffiliated Purchaser also receives registration rights with respect to the Common Stock acquired or to be acquired upon the exercise of conversion rights, the Company will negotiate in good faith to provide, to the extent practicable, comparable registration rights to the Accredited Holder hereof.

         The Company further agrees that, from the date hereof through the Maturity Date, it will not effect any stock split, stock dividend, or other division or combination affecting the outstanding Common Stock, or any other similar capital change, unless it shall have first offered to make appropriate equitable adjustment, reasonably satisfactory to the Accredited

Holder hereof, to the Per Share Price to appropriately and equitably take into account such capital change and its effect on this conversion privilege.

         Anything to the contrary herein notwithstanding, the Company shall not be obligated to issue any shares of the Common Stock upon the exercise of this conversion privilege if such issuance would be in violation of applicable securities laws. If the Company is so prevented from issuing such shares, it will use its best efforts to take appropriate action to permit such issuance in compliance with applicable securities laws as soon as practicable, provided it can do so without unreasonable effort or expense.

NOTICES. All notices to be given hereunder shall be in writing. Any notice to be given by the Company to the holder hereof shall be directed to the registered holder hereof at such registered holder's address set forth on the face of this Note, or such other address of which such registered holder has most recently notified the Company hereunder, and shall be effective at the earliest of: (a) mailing thereof, postage prepaid, to the registered holder at such address; (b) delivery thereof to such registered holder's address, directed to such registered holder; or (c) actual receipt by such registered holder. Any notice to be given by the holder hereof to the Company shall be addressed to it at its principal office at the address specified above or as hereafter changed by notice to the registered holder hereof, and shall be deemed effectively given only upon actual delivery to the Company at such address or actual receipt by the Chairman or President of the Company.

COLLECTION COSTS. If this Note is not paid when due, then the Company shall also pay or reimburse the holder hereof for all costs of collection, including reasonable attorney's fees.

GOVERNING LAW. This Note is made and delivered in, and is payable in, North Carolina and shall be governed by and construed in accordance with the laws of the State of North Carolina, including Article 8 of the North Carolina Uniform Commercial Code.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its name under seal as a sealed instrument, as of the day and year first above written.


                                        PIEDMONT MINING COMPANY, INC.


         [CORPORATE SEAL]
                                        By:
                                             --------------------------------

                                        Title:
                                               ------------------------------





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

                              NOTICE OF CONVERSION

         The undersigned, being the registered holder of the foregoing Note, hereby surrenders such Note for conversion, to the extent set forth below, into shares of the Common Stock of Piedmont Mining Company, Inc. (the "Company") effective at the close of business on the date such Note and this Notice of Conversion is duly delivered to the Company, in accordance with the terms of the Conversion Privilege set forth therein.

         The undersigned hereby elects to convert (check one):

         [ ]     all of the principal of and interest on the foregoing Note

         [ ]     the following amount (if less than all) of the principal of and interest on the foregoing Note (first interest and then principal): $_____________

into Common Stock of the Company in accordance with such Conversion Privilege.

         Please issue to the undersigned a certificate or certificates for the shares of the Common Stock into which the principal of and interest on the Note is so converted, together with payment in cash in lieu of any fraction of a share that would otherwise be issued upon such conversion. If this conversion is with respect to less than all of the principal of and interest on the Note, please issue to the undersigned a new Note in the form of the Note surrendered in the remaining principal amount, dated the date to which interest has been paid.

         The undersigned hereby represents that the undersigned is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) and is acquiring the Common Stock for purposes of investment for the account of the undersigned, and not with a view to or in connection with any distribution of the Common Stock. The undersigned is familiar with the business, affairs and prospects of the Company, either alone or with the undersigned's purchaser representative(s) has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Common Stock, and understands that investment in the Common Stock is subject to a high degree of risk. The undersigned understands that the Common Stock issued upon conversion of the Note has not been registered under the federal Securities Act of 1933, and consequently it may not be transferred in the absence of effective registration under said Act or the availability of an applicable exemption from the registration requirements thereof, and may be required to be held by the undersigned indefinitely. The Company may require, as a condition to effecting the registration of transfer of such Common Stock, an opinion of counsel satisfactory to the Company to the effect that such transfer does not violate such registration requirements. The certificates for the Common Stock issued to the undersigned may bear an appropriate legend as to the foregoing restrictions, and the Company may lodge appropriate stop transfer orders with its transfer agent.


Date:                                       Signature of Registered Holder:
     -----------------------------


                                            -------------------------------





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